Exhibit 23.1

KPMG LLP 345 Park Avenue New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2024, with respect to the financial statements of Bitwise Bitcoin ETF, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-1.

New York, New York

November 8, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.